Exhibit 99.1

ESPEED LAUNCHES AQUA

— Kevin Foley Will Lead New Equities Trading Business —

New York — January 3, 2007 — eSpeed, Inc. (NASDAQ:ESPD) today announced the formation of Aqua to bring new liquidity to the global equities markets. Kevin Foley, who as President of eSpeed, played a significant role in creating and expanding electronic marketplaces and products, will drive this initiative as President and CEO of Aqua and relinquish his role at eSpeed, Inc.

Howard W. Lutnick, Chairman, Chief Executive Officer and President of eSpeed, said, “Our innovative, proprietary trading technology, and the experience that Kevin and his team bring to the equities market, represents a powerful combination of assets. I am pleased that Kevin is leading this new thrust in yet another example of our commitment to create solutions that meet our clients’ needs.” Mr. Lutnick will assume the title of President of eSpeed.

Mr. Foley said, “The marketplace is telling us in no uncertain terms that there continues to be demand for new ways to access block liquidity. Institutions and brokers the world over are attracted by the opportunity to access unique, untapped pools of new liquidity, and Aqua will deliver what the marketplace wants.”

eSpeed and its affiliate, Cantor Fitzgerald, are contributing financial, professional, and technology assets to the new business, which will be owned by Cantor Fitzgerald and eSpeed. The Aqua team consists of seasoned equity professionals from eSpeed as well as others who previously worked with Mr. Foley. Mr. Foley indicated that Aqua expects to offer selected strategic business partners the opportunity to invest in the company. Aqua also is expected to seek necessary regulatory approvals globally to operate an alternative trading system.

At eSpeed, Mr. Foley has focused on developing new products. From 1995 to 2004 he was CEO of Bloomberg Tradebook LLC, an innovative global institutional electronic brokerage he founded. He also served as Global Head of Electronic Trading for Bloomberg, responsible for electronic trading applications for equities, fixed income, energy and foreign exchange markets. Previously, Mr. Foley was a U.S. government bond trader for Drexel Burnham Lambert.

About eSpeed, Inc.

eSpeed, Inc. (NASDAQ: ESPD) is a leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world’s largest government bond markets and other fixed income and foreign exchange marketplaces. eSpeed’s suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial products over eSpeed’s global private network or via the Internet. eSpeed’s neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading at the world’s largest fixed income and foreign exchange trading firms and major exchanges. For more information, please visit www.espeed.com.

Discussion of Forward-Looking Statements by eSpeed, Inc.

The information in this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, our relationship with Cantor Fitzgerald and its affiliates, the costs and expenses of developing, maintaining and protecting our intellectual property, including judgments or settlements paid or received and their related costs, the possibility of future losses and negative cash flow from operations, the effect of market conditions, including trading volume and volatility, our pricing strategy and that of our competitors, our ability to develop new products and services, to enter new markets, to secure and maintain market position, to enter into marketing and strategic alliances, to hire new personnel, to expand the use of our electronic system, to induce clients to use our marketplaces and services and to effectively manage any growth we achieve, and other factors that are discussed under “Risk Factors” in eSpeed’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

Contacts:
Robert Hubbell	Kelly Smith
eSpeed	Gavin Anderson & Co.
212-294-7820	212-515-1968
rhubbell@espeed.com	ksmith@gavinanderson.com